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                                                                   Exhibit 23.2

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Olin Corporation:

   We consent to the use of our report dated January 31, 2002, with respect to the consolidated balance sheets of Olin Corporation and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of income, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 2001, incorporated herein by reference, and to the reference to our firm under the heading "Experts" in such Registration Statement.

/S/  KPMG LLP

Stamford, Connecticut
May 23, 2002